                                                                    Exhibit 10.3

                 AMENDED AND RESTATED STOCK TRANSFER AGREEMENT
                 ---------------------------------------------

     THIS AMENDED AND RESTATED STOCK TRANSFER AGREEMENT (the "Amended Stock Transfer Agreement"), is made this 28th day of December, 1995, by and among Numatics, Incorporated, a Michigan corporation formerly known as Numatics Acquisition Corporation (the "Company"), JOHN H. WELKER, individually and as trustee of the John H. Welker Trust Agreement dated December 28, 1995, DAVID K. DODDS, DONALD E. McGEACHY, HENRY FLEISCHER, individually and as trustee of the Henry Fleischer Trust Under Agreement Dated March 10, 1993, ROBERT P. ROBESON, JOHN E. ACUFF, BRUCE W. HOPPE, DAVID KING and PHILIP ROBINSON.

                                  WITNESSETH:

     WHEREAS, the undersigned entered into a Stock Transfer Agreement dated as of November 29, 1990 among the Company; Norwest Equity Partners IV; Greylock Investments Limited Partnership; Greylock Limited Partnership; State Treasurer of the State of Michigan, Custodian of Public School Employees' Retirement System; State Employees' Retirement System; Michigan State Police Retirement System; Judges' Retirement System; Probate Judges' Retirement System; Heller Financial, Inc.; John E. Acuff; William L. Behan; Roy A. Clark; David K. Dodds; Henry Fleischer; Donald E. McGeachy; Robert P. Robeson; and John H. Welker (the "Stock Transfer Agreement"); and

     WHEREAS, the undersigned, constituting all of the current shareholders of the Company and all of the remaining parties to the Stock Transfer Agreement, desire to amend the Stock Transfer Agreement as provided in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned amend and restate the Stock Transfer Agreement as follows:

                                   ARTICLE I
                          DISPOSITIONS OF SECURITIES
                          --------------------------

     1.1 Restriction on Disposition Generally. No Shareholder shall Dispose of any of the Securities of the Company, whether now owned or hereafter acquired, unless such Disposition is in strict compliance with this Agreement.

     1.2  Securities Transfer Book(s).

     (a)  The Company shall maintain at its principal executive office securities transfer book(s) in which shall be recorded, among other things, the name and address of each record holder of Securities of the Company and the number of shares or comparable information of each class series, or type of Securities of the Company owned by each such record holder.
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     (b)  No transfer or issuance of Securities of the Company shall be valid or effective unless made in strict compliance with this Agreement.

     (c) The Company shall not register a transfer of Securities unless such transfer is in strict compliance with the provisions of this Agreement. The Company may refuse to register a transfer of Securities of the Company until it shall have received such evidence of compliance with this Agreement as may be reasonably requested by it. The Company and the Shareholders shall be entitled to regard the registered holder of the Securities as appearing on the securities transfer book(s) of the Company as the actual owner thereof for all purposes.

     (d) All Shareholders shall be entitled to inspect the securities transfer book(s) maintained by the Company pursuant to this Section 1.2 during normal business hours upon reasonable advance notice to the Company.

                                  ARTICLE II
            RESTRICTIONS ON DISPOSITIONS BY MANAGEMENT SHAREHOLDERS
            -------------------------------------------------------

     2.1  General Restrictions.

     (a) No Management Shareholder shall Dispose of any Securities of the Company, now owned or hereafter acquired, prior to the twelfth anniversary of the Closing Date, except as permitted under Section 2.2 hereof, unless (i) the Company and the Required Shareholders consent in writing to such Disposition and approve the proposed transferee of such Securities, (ii) the proposed transferee executes and delivers to the Company a Supplement hereto, and (iii) the requirements of Section 6.11 are satisfied, if applicable.

     (b) No Management Shareholder shall Dispose of any Securities of the Company, now owned or hereafter acquired, on or after the twelfth anniversary of the Closing Date, except as permitted under Section 2.2 hereof, unless (i) such Management Shareholder shall first comply with the provisions of Section 2.6 hereof and (ii) the requirements of Section 6.11 are satisfied, if applicable.

     2.2 Exceptions to General Restrictions. A Management Shareholder may Dispose of Securities of the Company without compliance with the provisions of
Section 2.1(a) or (b) or Section 2.6, as applicable, only as follows:

          (a) pursuant to the mandatory or optional purchase or redemption of such Securities as provided in Section 2.3 or 2.4 hereof; or

          (b)  pursuant to a Registered Public Offering of such Securities; or

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          (c)  pursuant to an Open Market Transaction following the occurrence of a Registered Public Offering of such Securities; or

          (d) in the case of Welker, (i) up to a total of 2000 shares of Class A Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes effected after the initial issuance of such shares) plus any shares of Class A Stock purchased by Welker pursuant to the exercise of his rights under Sections 2.3, 2.4 or
     2.6 hereof to Person(s) in connection with their full-time employment with the Company or its subsidiaries, in each such case provided that such Person(s) execute(s) or deliver(s) a Supplement(s) to the Company and satisfy(ies) the requirements of Section 6.11 hereof, if applicable; or

          (e) in the case of a Management Shareholder other than Welker, (i) to the Company or another Management Shareholder if unanimously approved by the Board of Directors of the Company, or (ii) to Welker (if he shall then own a majority of the outstanding Class A Stock) if the Board of Directors does not approve a proposed Disposition pursuant to clause (i); or

          (f) by a Management Shareholder to a revocable trust if the grantor, initial and sole trustee, and sole beneficiary of the trust during the lifetime of the Management Shareholder is such Management Shareholder, if the trust (i) executes and delivers to the Company a Supplement hereto (for the purposes of Sections 2.3 and 2.4 hereof the Securities held by the trust will be deemed owned by the transferring Management Shareholder) and
     (ii) satisfies the requirements of Section 6.11 hereof, if applicable; or

          (g) upon exercise of the rights of such Management Shareholder with respect to such Securities as set forth in the Tag-Along and Drag-Along Agreement.

          Any Dispositions by a Management Shareholder pursuant to Section 2.2(b) or (c) shall be made free of any other restriction imposed by this Agreement upon such Disposition or upon any proposed transferee, and no direct or indirect transferee shall thereafter be subject to any restriction imposed by this Agreement.

          2.3 Mandatory Redemption and Optional Buy-Sell Agreements Upon Death, Total and Permanent Disability, Involuntary Discharge Without Cause After 2 Years, Retirement, and Resignation After 12 Years of a Management Shareholder.

          (a) Upon the occurrence of the following events with respect to a Management Shareholder:

          (i)  death;

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          (ii)  Total and Permanent Disability;

          (iii) Involuntary Discharge Without Cause after the second anniversary of the later of (i) the Closing Date or (ii) the date of hire by the Company or a subsidiary;

          (iv)  Retirement; or

          (v) Resignation after the twelfth anniversary of the later of (A) the Closing Date or (B) the date of hire by the Company or a subsidiary.

     the Company shall, subject to Section 2.3(b) hereof, purchase and redeem from such Management Shareholder all Securities then owned by such Management Shareholder and such Management Shareholder shall sell such Securities to the Company for a redemption price equal to the Value Per Share of such Securities times the number of Securities being redeemed by the Company.

          The redemption price determined as provided in this Section 2.3(a) shall be payable by the Company either as follows:

          (1) an amount equal to the least of (x) the redemption price, (y) the greater of (i) the maximum amount of cash of the Company as of the applicable closing date determined by the Board of Directors of the Company in good faith as being available for payment of the redemption price after consideration of the cash requirements for anticipated operations of the Company, or (ii) the proceeds of any life insurance, if any, maintained on the life of the affected Management Shareholder (other than life insurance designated as "key man" insurance by the Company which, in the case of John
     H. Welker, shall be not less than $5,000,000) actually received by the Company prior to the closing of the redemption as provided herein, or (z) the maximum amount the Company may lawfully pay in cash and which would not constitute a default under or violation of any agreement with another Person, shall be paid in cash, by the delivery of a check or by wire transfer to an account designated by the affected Management Shareholder, and the balance of the redemption price shall be payable by the delivery of a five-year subordinated promissory note of the Company in substantially the form of Attachment III hereto in the principal amount of such balance; or

          (2) upon such other terms as may be agreed upon by the affected Management Shareholder and the Company (but only if such other terms are unanimously approved by the Board of Directors of the Company).

          Except as otherwise prohibited pursuant to the terms of the Securities Purchase Agreement, the promissory note described above in this Section 2.3(a) shall bear interest at

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     an annual rate equal to the Applicable Federal Rate. The promissory note will be paid in three equal installments on the third, fourth and fifth anniversaries of the closing of the redemption and sale. Accrued interest will be paid annually. The promissory note will provide for mandatory prepayment out of the net proceeds of any subsequently issued Common Stock issued to a new member of management of the Company who replaces the affected Management Shareholder. The promissory note will also provide for mandatory prepayment out of the proceeds of any life insurance on the life of the affected Management Shareholder (other than "key man" insurance which, in the case of John H. Welker, shall not, together with other "key man insurance" of the Company on his life that is not paid by the Company pursuant to Section 2.3(a)(1), be less than $5,000,000) received by the Company after the closing of the redemption. The promissory note will be subordinated in that non-payment of scheduled payments or mandatory prepayments of principal and interest on the promissory note because of legal or contractual restrictions on such payments shall not constitute a default or permit acceleration of the unpaid principal or interest under the promissory note.

          The closing of the purchase and redemption shall occur on a date mutually agreeable to the Company and the Management Shareholder not later than ninety (90) days after the Chief Executive Officer or Chief Financial Officer of the Company obtains actual knowledge of the occurrence of any of the events described in clause (i), (ii), (iii) or (iv) or (v) above.

          (b) If, but only if, the Company may not lawfully purchase and redeem all of the Securities owned by a Management Shareholder (other than Welker) as otherwise required under Section 2.3(a) hereof or the purchase or redemption thereof would constitute a default under or a violation of any agreement between the Company and any other Person, then the Company shall be obligated to purchase and redeem only such portion, if any, of such Securities as the Company may lawfully purchase or as shall not constitute such a default or violation, as the case may be, and Welker shall have the right (but only if Welker shall then own at least a majority of the outstanding Class A Stock, and, if not, then all Management Shareholders shall have the right on a pro rata basis in relation to their respective ownership of the Class A Stock), but not the obligation, to purchase all or, subject to Section 2.3(d) below, any portion of the Securities owned by such Management Shareholder not purchased by the Company and such Management Shareholder shall sell such Securities to Welker (or the Management Shareholders, as applicable) for a purchase price equal to the Value Per Share of such Securities times the number of Securities being purchased by Welker (or the Management Shareholders).

          The purchase price determined as provided in this Section 2.3(b) shall be paid either as follows:

          (1) an amount equal to the lesser of the purchase price or the maximum amount determined in good faith by Welker (or the Management Shareholders purchasing a majority of the Securities of the affected Management Shareholder, as applicable) as being available to pay cash for such purchase, shall be paid in cash by the delivery of a check or wire transfer to an account designated by the affected Management Shareholder and the balance of the purchase price shall be payable by the delivery of a five year promissory note (or notes of the Management Shareholders on a pro rata basis) in substantially the form of Attachment IV hereto in the principal amount of such balance, or

          (2) upon such other terms as may be agreed upon by the affected Management Shareholder and Welker (or the Management Shareholders, as applicable).

          The promissory note(s) described above in this Section 2.3(b) shall bear interest at an annual rate equal to the Applicable Federal Rate. The promissory note(s) will be paid in three equal installments on the third, fourth and fifth anniversaries of the closing of the purchase and sale. Accrued interest will be paid annually.

          The right to purchase hereunder shall be exercised by giving written notice thereof to the affected Management Shareholder and the Company within thirty (30) days after the giving by the Company of the notice specified in Section 2.3(e) below that the Company is unable to purchase and redeem all or a part of the Securities. A copy of the notice from Welker shall also be sent to the Company. The closing of the purchase and sale shall occur on a date mutually agreeable to the affected Management Shareholder and Welker (or the Management Shareholders, as applicable) and shall, to the extent practicable, be coordinated with the closing of the redemption of Securities by the Company under this Section 2.3, if any, but in any event shall not be later than sixty (60) days after giving the notice of exercise contemplated in this Section 2.3(b).

          (c) In no event shall Welker (or the Management Shareholders, as applicable) in the exercise of their rights under this Section 2.3 have the right to purchase less than all of the Securities owned by the affected Management Shareholder not purchased by the Company, unless otherwise agreed by the affected Management Shareholder.

          (d) The Company shall give written notice to the affected Management Shareholder and Welker (or the Management Shareholders, as applicable) of its inability to purchase and redeem all or a part of the Securities under Section 2.3(a) as promptly as practicable under the circumstances.

          (e) Any Securities owned by the affected Management Shareholder that are not redeemed or purchased by the Company or Welker (or the Management Shareholders, as applicable) as provided in this Section 2.3 may be Disposed of by the affected Management Shareholder free of any restriction imposed by this Agreement upon such Disposition or upon any proposed transferee other than satisfaction of the requirements under Section 6.11, if applicable, and no direct or indirect transferee shall thereafter be subject to any restriction imposed by this Agreement.

     2.4 Optional Redemption and Buy-Sell Agreements upon Resignation Prior to 12 Years, Involuntary Discharge With Cause, Involuntary Discharge Without Cause Prior to 2 Years, and certain Other Events With Respect to a Management Shareholder.

          (a) Upon the occurrence of any of the following events with respect to a Management Shareholder:

          (i) Resignation on or prior to the twelfth anniversary of the later of the (A) Closing Date or (B) the date of hire by the Company or a subsidiary;

          (ii)  Involuntary Discharge With Cause;

          (iii) any physical or mental impairment as a result of self-inflicted injury, alcoholism, drug abuse or addiction which, in the reasonable judgment of the Board of Directors of the Company, has rendered such Management Shareholder substantially unable to perform his duties as an officer or employee of the Company for a period of six consecutive months;

          (iv) Involuntary Discharge Without Cause on or prior to the second anniversary of the later of (A) the Closing Date or (B) the date of hire by the Company or a subsidiary;

          (v) any transfer of Securities owned by such Management Shareholder by operation of law, including by way of example and not of limitation, pursuant to any court or governmental order or by attachment, execution or similar process, or pursuant to a divorce decree; or

          (vi) the filing of a petition under any bankruptcy or similar law by or against such Management Shareholder,

     the Company (if approved unanimously by its Board of Directors) shall have the right, but not the obligation, to purchase and redeem from such Management Shareholder all or, subject to Section 2.4(d) hereof, any portion of the Securities then owned by such Management Shareholder, and, if such right shall be exercised by the Company as provided herein, such Management Shareholder shall sell such Securities to the Company for a redemption price equal to the Adjusted Cost Per Share of such Securities times the number of Securities being redeemed by the Company.

          The redemption price determined as provided in this Section 2.4(a) shall be payable as provided in Section 2.3(a).

          The Company shall give written notice to the affected Management Shareholder and the Management Shareholders of the election to exercise its rights under this Section 2.4(a) within thirty (30) days after the Chief Executive Officer or the Chief Financial Officer of the Company obtains actual knowledge of the occurrence of any of the events described in clause
     (i), (ii), (iii), (iv), (v) or (vi) above. The closing of the redemption shall occur within ninety (90) days after written notice from the Company to the affected Management Shareholders specifying that such right is being exercised.

          (b) If the right to redeem provided to the Company in Section 2.4(a) is not exercised, or is exercised only partially, Welker shall have the right (but only if Welker shall then own at least a majority of the outstanding Class A Stock, and, if not, then all Management Shareholders shall have the right on a pro rata basis in relation to their respective ownership of the Class A Stock) to purchase all or, subject to Section 2.4(d) below, any portion of the Securities held by such Management Shareholder, other than Welker, not redeemed by the Company under Section 2.4(a), and, if such right is so exercised, the affected Management Shareholder shall sell such Securities to Welker (or the Management Shareholders, as applicable) for the Adjusted Cost Per Share of such Securities times the number of Securities being purchased.

          The purchase price determined in accordance with this Section 2.4(b) shall be payable on the terms described in Section 2.3(a).

          The right to purchase hereunder shall be exercised by giving written notice thereof to the affected Management Shareholder and the Company within thirty (30) days after the later of either (i) the giving by the Company of the notice contemplated in Section 2.4(a) (specifying the redemption by the Company of less than all of the Securities owned by the affected Management Shareholder), or (ii) notice from the Company that the Company declines to exercise its right under Section 2.4(a). A copy of the notice from Welker (or the Management Shareholders, as applicable) shall be given to the Company.

          The closing of the purchase and sale shall occur on a date mutually agreeable to the affected Management Shareholder

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     and Welker (or the Management Shareholders, as applicable) not later than sixty (60) days after the date the notice of exercise by Welker (or the Management Shareholders, as applicable) referred to in the immediately preceding paragraph is given and, to the extent practicable, shall be coordinated with the closing of redemption by the Company, if any, pursuant to Section 2.4(a) above.

          (c) In no event shall the Company or Welker (or the Management Shareholders, as applicable) in the exercise of their rights under this
     Section 2.4 have the right to redeem or purchase less than all of the Securities owned by the affected Management Shareholder, unless otherwise agreed by the affected Management Shareholder.

          (e) Any Securities owned by the affected Management Shareholder that are not redeemed or purchased by the Company or Welker (or the Management Shareholders, as applicable) as provided in this Section 2.4 may be Disposed of by the affected Management Shareholder free of any restriction imposed by this Agreement upon such Disposition or upon any proposed transferee other than satisfaction of the requirements of Section 6.11, if applicable, and no direct or indirect transferee shall thereafter be subject to any restriction imposed by this Agreement.

          2.5 Option(s). In the event that any shares of Class A Stock of the Company owned of record by any Management Shareholder other than Welker are purchased and redeemed by the Company pursuant to Sections 2.3, 2.4, or 2.6 hereof, the Company shall, on the date such shares are purchased and redeemed, grant to such present or prospective officers or employees of the Company or any subsidiary as may be specified by the Chief Executive Officer of the Company (and which may include such Chief Executive Officer) in writing, irrevocable option(s) ("Option(s)") to purchase a number of authorized but unissued shares of Class A Stock specified by the Chief Executive Officer, which shall not exceed, in the aggregate, the number of shares so purchased and redeemed (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes effected after the redemption), pursuant to an option agreement(s) in substantially the form of Attachment V hereto. The Company agrees to execute and deliver such option agreement(s), appropriately completed, to the appropriate option holder on the date of the closing of the redemption and sale of the shares. The Company shall reserve sufficient shares of Class A Stock as may be required to be issued upon exercise of any Option(s).

          The Option(s) shall be freely transferable by the Chief Executive Officer of the Company, with respect to options held by such Chief Executive Officer, to any present or prospective officer or employee of the Company, provided that any such

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     employee or officer who is not a Management Shareholder first (i) executes and delivers to the Company a Supplement hereto and (ii) executes and delivers a supplement to the Voting Agreement dated as of even date herewith (the "Voting Agreement") among the Company and the Management Shareholders and a proxy as described in Section 4.11 of the Voting Agreement. Option(s) held by any other option holder shall not be transferable.

          The Option(s) shall be exercisable at any time and from time to time by the option holder(s) at an exercise price per share equal to the redemption price per share paid by the Company to redeem the shares. The provisions of Sections 2.3 and 2.4 shall apply equally to the Option(s) to the extent not exercised at the time of the occurrence of the event giving rise to the redemption and/or buy-sell rights set forth in such Sections as if such Option(s) had been previously exercised for Class A Stock except that the per share redemption or purchase price determined in accordance with such Sections shall be reduced by an amount equal to the per share option exercise price of the Option(s).

          In the event of a proposed dissolution or liquidation of the Company or a proposed sale of substantially all of the assets of the Company or a proposed merger or consolidation of the Company or a statutory share exchange involving capital stock of the Company, outstanding Options may be subject to cancellation and/or replacement as more fully described in the form of Option Agreement attached hereto as Attachment V hereto.

          2.6 Rights of First Refusal. In the event that a Management Shareholder shall desire to Dispose of any or all of the Securities of the Company now owned or hereafter acquired by such Management Shareholder on or after the twelveth anniversary of the Closing Date except as permitted in Section 2.2 hereof and except for sales pursuant to Section 2.3 or 2.4 hereof (the "Offered Shares"), such Shareholder (the "Offering Shareholder") must first obtain an Offer to purchase the Offered Shares and deliver written notice of the Offer to the Company and to Welker (or the Management Shareholders, as applicable) (the "Non-Offering Shareholders"). The written notice of the Offer must comply with the requirements of
     Section 2.6(i) hereof. Thereafter, the following rights shall accrue:

          (a) The Company (if approved unanimously by its Board of Directors) shall have the right to purchase and redeem all or, subject to Section 2.6(e) below, any part of the Offered Shares, and if the Company elects to exercise such right then the Offering Shareholder shall sell such shares to the Company for a purchase price equal to the purchase price for the Offered Shares set forth in the Offer. The Company shall give written notice to the Offering Shareholder of the election to exercise its rights under this Section 2.6(a) within the thirty (30) day period (the "Initial Exercise Period") following receipt by the Company of the written notice of the Offer.

          (b) If the right to purchase provided in Section 2.6(a) above shall not be exercised by the Company, or exercised only partially, Welker shall have the right (but only if Welker shall then own at least a majority of the outstanding Class A Stock and, if not, then all Management Shareholders shall have the right on a pro rata basis in relation to their respective ownership of Class A Stock) to purchase all or, subject to Section 2.6(c) hereof, any portion of the Offered Shares not purchased by the Company under Section 2.6(a) above from a Management Shareholder other than Welker, and if Welker (or the Management Shareholders, as applicable) elect(s) to exercise such right, then the Offering Shareholder shall sell such shares to Welker (or the Management Shareholders, as applicable) for a purchase price equal to the purchase price for the Offered Shares set forth in the Offer. Welker (or the Management Shareholders, as applicable) shall give written notice to the Offering Shareholder of his election to exercise his (or the Management Shareholders, as applicable) right under this Section 2.6(b) within thirty (30) days after the later of (i) the expiration of the Initial Exercise Period or (ii) the date Welker (or the Management Shareholders, as applicable) receives written notice from the Offering Shareholder of the Offer (the "Interim Exercise Period").

          (c) In no event shall the Company or Welker (or the Management Shareholders, as applicable), in the exercise of the rights of first refusal provided in this Section 2.6 have the right to purchase less than all the Offered Shares, unless otherwise agreed by the Offering Shareholder.

          (d) Each Management Shareholder hereby agrees to not Dispose of any Offered Shares until the expiration of the Exercise Period (or until the Company, Welker (or the Management Shareholders, as applicable) have waived in writing their rights of first refusal provided for in this Section 2.6).

          (e) The purchase price of the Offered Shares determined in accordance with the provisions of this Section 2.6 shall be payable (x) at the option of the Company, Welker (or the Management Shareholders, as applicable), as the case may be, either (1) upon substantially equivalent terms to the terms set forth in the Offer, or (2) in cash by cashier's check or wire transfer to an account designated by the Offering Shareholder in an amount equal to what the Board of Directors of the Company determines in good faith to be the fair value of an Offer that consists in whole or part of non-cash consideration, or (y) upon such other terms as may be agreed by the Offering Shareholder and the Company (if approved unanimously by its Board of Directors), Welker (or the Management Shareholders, as applicable), as the case may be. The closing of the purchase and sale under this Section 2.6 shall occur on a mutually agreeable date within thirty days after the expiration of the Exercise Period but may occur on any other mutually agreeable date.

          (f)  A refusal or failure to exercise any right of first refusal under
     Section 2.6 shall not constitute a waiver or refusal of such rights with respect to any other or subsequent Offer.

          (g) In the event that the Offered Shares are not Disposed of pursuant to the Offer within ninety (90) days after the expiration of the Exercise Period (or, if earlier, the date on which the Offering Shareholder receives written waivers of the Company's and Welker's rights of first refusal), then the Offer shall thereupon be deemed to be a new Offer for the purposes of Section 2.6 and the procedures specified herein must be satisfied as to such new Offer before the Offered Shares may be Disposed of by the Offering Shareholder.

          (h) For the purposes of Section 2.6, the written notice of an Offer must be a notice in writing complying with the further requirements of this
     Section 2.6(h), signed by the Offering Shareholder and sent to the Company or Welker (or the Management Shareholders, as applicable), in one of the ways prescribed in Section 6.1. The written notice must contain a true and complete copy of the Offer setting forth the price and all terms and conditions of the Offer and the name, address and a description of the business or other occupation of the offeror. Any notice that does not contain all of the information required in this Section 2.6(h) or which otherwise does not comply with the requirements of this Section shall not constitute "written notice of the Offer" for the purposes of this Section
     2.6. The Offering Shareholder agrees to cause the offeror to give the Company, Welker (or the Management Shareholders, as applicable), such additional information concerning the Offer and the offeror as may be reasonably requested by the Company or Welker (or the Management Shareholders).

                                  ARTICLE III
                                    LEGEND
                                    ------

     3.1 Legend. All certificates representing Securities held by Management Shareholders of the Company shall contain a legend on the face of the certificate substantially to the following effect.

          "THIS CERTIFICATE IS SUBJECT TO TRANSFER AND OTHER RESTRICTIONS NOTED ON THE REVERSE HEREOF."

A legend shall also be placed on the reverse of certificates or in the body of instruments representing Securities of the Company substantially to the following effect.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND ENCUMBRANCE AND RIGHTS OF FIRST REFUSAL AND OFFER AS GRANTED AND PROVIDED IN A CERTAIN AMENDED AND RESTATED STOCK TRANSFER AGREEMENT (THE "AGREEMENT") DATED AS OF DECEMBER 28, 1995, BY AND BETWEEN THE ISSUER AND HOLDERS OF CERTAIN SECURITIES OF THE ISSUER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER."

     Each Shareholder agrees to deliver its or his certificates to the Company for imposition of the above legends.

     3.2 Filing of Agreement. An executed counterpart of this Agreement shall be put and remain on file during the term hereof at the principal executive office of the Company.

     3.3 Stop Order. A stop transfer order shall be placed with the Company's transfer agent and/or in the Company's securities transfer records preventing transfer of any of the Securities pending compliance with the terms of this Agreement.

                                  ARTICLE IV
                                  TERMINATION
                                  -----------

     This Agreement shall remain fully in effect and enforceable until terminated by written instrument by and between the Company and the Required Shareholders, or their respective personal representatives, guardians, conservators, trustees, other legal representatives, successors, and assigns.


                                   ARTICLE V
                              CERTAIN DEFINITIONS
                              -------------------

     When used in this Agreement, the following capitalized terms shall have the following meanings respectively:

     "Adjusted Cost Per Share" means, as of any Computation Date with respect to each type of Securities owned by a Management Shareholder, the lesser of the Value Per Share of such Security or the amount determined below:

          (a) in the case of Class A Stock, an amount equal to the sum of (i) the amount per share paid by the Management Shareholder to acquire such Securities (as established by written documentation satisfactory to the Company) and (ii) interest thereon at the Applicable Rate (based on a year of 365 or 366 days for the actual number of days elapsed) from the date such Securities were acquired by such Management Shareholder to but not including the Computation Date;

     "Affiliate" means with respect to any Person, any Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person; (b) directly or indirectly owning or holding ten percent (10%) or more of the voting stock or equity interest in such Person; or (c) ten percent (10%) or more of whose voting stock or other equity interest is owned directly or indirectly or held by such person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" means this Stock Transfer Agreement, as the same may be amended or supplemented from time to time as permitted herein.

     "Applicable Federal Rate" means the lowest per annum interest rate allowed under Section 1274(d) of the Internal Revenue Code of 1986, as amended, as determined for the month in which the Computation Date shall occur.

     "Applicable Rate" shall mean the lesser of (a) or (b) below:

          (a) (i) in the case of the Resignation of a Management Shareholder after the fifth anniversary of the later of (A) the Closing Date or (B) the date of hire by the Company or a subsidiary, or Involuntary Discharge Without Cause of such Management Shareholder on or prior to the second anniversary of the later of (A) the Closing Date or (B) the date of hire by the Company or a subsidiary, 14% per annum, and (ii) in the case of the Resignation of a Management Shareholder on or prior to the fifth anniversary of the later of (A) the Closing Date or (B) the date of hire by the Company or a subsidiary, or any of the other events described in clause
     (ii), (iii), (v) or (vi) of Section 2.4, 10% per annum; or

          (b)  the maximum rate permitted by law.

     "Class A Stock" has the meaning set forth in the Articles of Incorporation of the Company, as amended.

     "Closing Date" means the date the closing of the transactions contemplated in the Asset Purchase Agreement dated as of October 5, 1990 among Numatics, Incorporated, a Michigan corporation, as Seller, William Carls, John H. Welker, Harold E. Stieg, and Arthur B. Derisley, as Selling Stockholders, and NAC, Inc., as Buyer (which rights of NAC, Inc. under the Asset Purchase Agreement were subsequently assigned by NAC, Inc. to the Company and its subsidiaries).

     "Common Stock" shall have the meaning set forth in the Articles of Incorporation of the Company, as amended.

     "Company" means Numatics, Incorporated, a Michigan corporation.

     "Computation Date" means the date which is the last day of the month immediately preceding the month in which any event giving rise to the redemption and buy-sell agreements set forth in Sections 2.3 or 2.4 shall occur.

     "Disposition" (including the verb "Dispose") means and includes any assignment, sale, transfer, exchange, granting of any option or other, right to acquire, conveyance, gift, disposition, pledge, hypothecation or encumbrance whatsoever, whether voluntary or involuntary, or by operation of law (including by way of example and with limitations, the laws of descent and distribution and the laws of bankruptcy).

     "Final Exercise Period" shall have the meaning set forth in Section 2.6 hereof.

     "Initial Exercise Period" shall have the meaning set forth in Section 2.6 hereof.

     "Interim Exercise Period" shall have the meaning set forth in Section 2.6 hereof.

     "Involuntary Discharge With Cause" means, with respect to any Management Shareholder, the involuntary termination by the Company or a subsidiary of employment of such Management Shareholder with the Company or such subsidiary as a result of any of the following: (i) willful and gross neglect of duties, (ii) conviction of a felony, or (iii) serious misconduct in the course of employment involving dishonesty.

     "Involuntary Discharge Without Cause" means, with respect to a Management Shareholder, the termination by the Company or a subsidiary of employment of such Management Shareholder with the Company or such subsidiary for any reason other than any such termination constituting Involuntary Discharge With Cause.

     "Management Shareholders" means and includes (a) John E. Acuff, David K. Dodds, Bruce Hoppe, Henry Fleischer, David

King, Donald E. McGeachy, Robert P. Robeson, Philip Robinson and John H. Welker, and (b) any other Person after the Closing Date who shall execute and deliver a Supplement pursuant to Section 2.2(d), Section 2.2(f) or Section 2.5 hereof, and the respective heirs, successors and permitted assigns of each of the foregoing Persons, the trustee of any trust created by any such Person or any successor or assign of any such Person, the executor or administrator of the estate of any such Person, or any other personal representative, conservator, executor, successor, trustee of such Person or any other Person charged with the custody, administration or disposition of the assets of such Person, all of whom by succession to right in any Securities now owned or hereafter acquired by such Person shall become bound by the terms of this Agreement.

     "Offer" means a legally enforceable bona fide offer to a Management Shareholder in writing, made and signed by an offeror who (i) is not an Affiliate of the Offering Shareholder, and (ii) is a Person financially capable of carrying out the terms of the Offer.

     "Offered Shares" has the meaning set forth in Section 2.6 hereof.

     "Offering Shareholder" has the meaning set forth in Section 2.6 hereof.

     "Open Market Transaction" means a transaction complying with the manner of sale requirements set forth in paragraph (f) of Rule 144 promulgated under the Securities Act of 1933, as amended, whether or not Rule 144 is otherwise applicable to the transaction.

     "Option(s)" shall have the meaning set forth in Section 2.5 hereof.

     "Person" means any entity, whether an individual, trustee, unincorporated organization, business association or firm, joint venture, a government or any agent or instrumentality or political subdivision thereof, or otherwise.

     "Registered Public Offering" means, in the case of Securities of the Company, a sale of such Securities to the public pursuant to a Registration Statement filed with, and declared effective by, the Securities Exchange Commission under the Securities Act of 1933, as amended, other than pursuant to an employee benefit plan or a dividend or interest reinvestment plan.

     "Required Shareholders" means shareholders who or which are the registered holders of not less than a majority of the outstanding Class A Stock of the Company (on a fully diluted basis including options to acquire Class A Stock).

     "Resignation" means, with respect to a Management Shareholder, the voluntary termination of employment of such Management Shareholder with the Company or a subsidiary by such Management Shareholder for any reason other than Retirement.

     "Retirement" means, with respect to a Management Shareholder, any termination of employment of such Management Shareholder with the Company or a subsidiary following obtaining the age of sixty-five (65) other than any such termination constituting Involuntary Discharge With Cause.

     "Securities" means any and all of the securities of the Company identified in Attachment I hereto.

     "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of January 3, 1996 among the Company and Harvard Private Capital Holdings, Inc., as the same may be amended from time-to-time as permitted therein.

     "Supplement" means a Supplement to Stock Transfer Agreement in substantially the form of Attachment II hereto, appropriately completed.

     "Tag-Along and Drag-Along Agreement" means the Tag-Along and Drag-Along Agreement dated as of January 3, 1996 among the Company, the Shareholders and Harvard Private Capital Holdings, Inc., as the same may be amended from time-to-time as permitted therein.

     "Total and Permanent Disability" means, with respect to a Management Shareholder, any physical or mental impairment (other than an impairment as a result of (i) self-inflicted injuries, (ii) alcoholism or (iii) drug abuse or addiction) that, on the basis of a written medical opinion satisfactory to the Company, has rendered such Management Shareholder substantially unable to perform his duties as an officer or employee of the Company for a period of six
(6) consecutive months.

     "Value Per Share" means, as of any Computation Date with respect to each type of Securities owned by a Management Shareholder, the amount determined on a per share basis in accordance with Section 7.4.1 of Exhibit 7 (Put and Call Rights) to the Securities Purchase Agreement.

     "Voting Agreement" shall have the meaning set forth in Section 2.5 hereof.

     "Welker" means John H. Welker, individually.

                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

     6.1 Notices. Any notice to be given pursuant to this Agreement shall be deemed to have been given and received, and to be effective for all purposes, when delivered personally or when sent by registered mail to the addresses of the parties hereto as set forth on the signature page hereof (or such other addresses as the parties may hereafter designate in writing).

     6.2 Specific Performance. Each Shareholder acknowledges and agrees that any breach of this Agreement by any Shareholder will cause incalculable and irremediable damages to the other Shareholders, and that in the event that any Shareholder shall breach or attempt to breach the terms of this Agreement, each of the other Shareholders shall be entitled as a matter of right to obtain from any court of competent jurisdiction an injunction (i) prohibiting further breaches of this Agreement, (ii) rescinding any action taken, and (iii) specifically enforcing the terms of this Agreement.

     6.3 Further Instruments and Documents. Each of the parties hereto covenants and agrees that he/she/it will make, execute and deliver any and all such other and further instruments, papers and documents, and will do and perform any and all such further acts and things, as shall be or become necessary, proper or convenient to carry out, put into effect or make operative their respective covenants, promises and undertakings contained in this Agreement.

     6.4 Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and may not be amended, modified or varied except by an instrument in writing executed by the Company and the Required Shareholders.

     6.5 Construction. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan.

     6.6 Severance. In the event that any provision hereof shall be determined to be invalid or unenforceable for any reason, such invalidity or unenforceable shall not affect the validity and enforceability of the remaining valid and enforceable provisions hereof, which shall be construed as if such invalid or unenforceable provisions had not been inserted in this Agreement.

     6.7 Successors Bound. This Agreement shall be binding upon the parties hereto, their personal representatives, successors and assigns and shall inure to the benefit to the parties hereto, their personal representatives, successors and permitted assigns.

     6.8 Suppression. This Agreement cancels and supersedes any prior verbal or written agreement between the parties hereto pertaining to the subject matter hereof.

     6.9 Interpretation. Headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.

     6.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

     6.11 Voting Agreement. Notwithstanding anything to the contrary contained herein, it shall be a condition to the transfer or issuance of any shares of Class A Stock of the Company, to any Person otherwise permitted under this Agreement (other than pursuant to Sections 2.2(b) or (c)), that such Person execute and deliver a supplement to the Voting Agreement and a proxy as described in Section 3.11 of the Voting Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                        NUMATICS, INCORPORATED, a
                                        Michigan corporation


                                        By /s/ JOHN H. WELKER
                                          -------------------------------
                                           Its:  President

                                           /s/ JOHN H. WELKER
                                        ---------------------------------
                                        John H. Welker, individually
                                        and as trustee of the John H.
                                        Welker Trust Agreement dated
                                        December 28, 1995

                                           /s/ DAVID K. DODDS
                                        ---------------------------------
                                        David K. Dodds

                                           /s/ DONALD E. MCGEACHY
                                        ---------------------------------
                                        Donald E. McGeachy

                                           /s/ HENRY FLEISCHER
                                        ---------------------------------
                                        Henry Fleischer, individually
                                        and as trustee of the Henry
                                        Fleischer Trust Under Agreement
                                        Dated March 10, 1993

                                           /s/ ROBERT P. ROBESON
                                        ---------------------------------
                                        Robert P. Robeson

                                           /s/ JOHN E. ACUFF
                                        ---------------------------------
                                        John E. Acuff

                                           /s/ BRUCE W. HOPPE
                                        ---------------------------------
                                        Bruce W. Hoppe

                                           /s/ DAVID KING
                                        ---------------------------------
                                        David King

                                        /s/ PHILIP ROBINSON
                                        ---------------------------------
                                        Philip Robinson

                                        /s/ DAVID M. REESE
                                        ---------------------------------
                                        David M. Reese

                                 ATTACHMENT II

                    SUPPLEMENT TO STOCK TRANSFER AGREEMENT


     This Supplement to Stock Transfer Agreement (the "Supplement") is made, executed and delivered by the undersigned as of this _____ day of ___________, 19__.

                                  WITNESSETH:

     WHEREAS, a Stock Transfer Agreement has been executed and delivered as of the ___ day of November, 1990 by and between Numatics Acquisition Corporation, a Michigan corporation (the "Company"); Northwest Equity Partners IV; Greylock Investments Limited Partnership; Greylock Limited Partnership; State Treasurer of the State of Michigan, Custodian of Public School Employees' Retirement System; State Employees' Retirement System; Michigan State Police Retirement System; Judge's Retirement System; Probate Judges' Retirement System; Heller Financial, Inc.; John E. Acuff; William L. Behan; Roy A. Clark; David K. Dodds; Henry Fleischer; Donald E. McGeachy; Robert P. Robeson; and John H. Welker; (the "Agreement"); and

     WHEREAS, it is a condition to either the transfer to the undersigned of any Securities of the Company or an option to purchase shares of Class A Stock or Class C Stock purchased and redeemed by the Company pursuant to the terms of the Agreement, that the undersigned become a party to the Agreement and the undersigned is executing and delivering this Supplement in satisfaction of such condition.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned hereby agrees as follows:

     1. Capitalized terms used herein shall have the respective meanings set forth in the Agreement.

     2. By execution and delivery of this Supplement, the undersigned hereby joins the Agreement and hereby agrees to be bound by and perform all of the covenants, promises, agreements and undertakings under the Agreement to the same extent as if the undersigned had been an original signatory to the Agreement.

     3. If any Class A Stock or Class C Stock, or an option to acquire the same, is being transferred or granted to the undersigned, the undersigned is also executing and delivering contemporaneously herewith (a) a supplement to the Voting

Agreement and a Proxy to Welker and (b) the written agreement contemplated in
Section 3.3 of the Co-Sale Agreement.

     4. This Supplement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan.

     IN WITNESS WHEREOF, the undersigned has executed this Supplement as of the day and year first above written.



                                                  ______________________________

                                ATTACHMENT III

                         SUBORDINATED REDEMPTION NOTE


$______________                                                ___________, 19__


     FOR VALUE RECEIVED, the undersigned, Numatics Acquisition Corporation, a Michigan corporation (the "Buyer"), hereby promises to pay to the order of __________ ______________________, (the "Seller"), the principal sum of
$____________ in three (3) consecutive equal annual installments of $___________ each, commencing on that date which is the third anniversary of the date of this Note and continuing thereafter on each anniversary of the date of this Note through and including the date which is the fifth anniversary of the date of this Note at which time all remaining principal and accrued interest thereon shall be due and payable in full. Interest shall accrue on the unpaid principal balance hereof from the date hereof at the rate per annum equal to the Applicable Federal Rate (hereinafter defined) (computed on the basis of a 360-day year, 30-day month) and shall be payable annually on ________________ of each year, commencing _______________, 19__ and continuing until payment in full of the principal hereof.

     "Applicable Federal Rate" means the lowest per annum interest rate allowed under Section 1274(d) of the Internal Revenue Code of 1986, as amended, as determined for a month in which an interest payment hereunder shall be due and payable.

     This Note is prepayable in whole or in part, at any time and from time to time, at the option of the Buyer, without premium. Any optional prepayment shall be applied first to accrued and unpaid interest and then to installments of principal in such order as the Buyer may elect.

     After the date of this Note if the Buyer receives the proceeds of any life insurance which has as its insured the Seller (other than "key man" insurance so designated by the Buyer prior to the date of this Note [which shall not be less than $5,000,000]) */ then Buyer shall prepay principal of this Note in the amount of all such proceeds received by the Buyer. In addition, to the extent that a new member of

____________________

     */ Bracketed language shall be included only if Seller is John H. Welker, his heirs or legal representatives. the management of the Buyer who replaces Seller is issued Common Stock (as that term is defined in the Restated Articles of Incorporation of the Buyer) then Buyer shall prepay principal of this Note to the extent of the net proceeds

                                     III-1
received by the Buyer from any such issuance. Any mandatory prepayment hereunder shall be applied first to accrued and unpaid interest and then to installments of principal in inverse order of maturity.

     This Note and the indebtedness evidenced hereby are subordinate and junior in right of payment, to the extent and in the manner herein set forth, to all Senior Debt (as hereinafter defined) of the Buyer, whether outstanding at the date hereof or incurred hereafter, so that:

          (a) upon any payment or distribution of assets of the Buyer of any kind or character, whether in cash, property or securities, to creditors in connection with any dissolution, winding up, total or partial liquidation or reorganization of the Buyer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, all principal of, premium, if any, and interest due on all Senior Debt and all other charges, fees and expenses constituting a part of the Senior Debt shall first be paid in full in cash before the holder of this Note shall be entitled to receive or retain any assets (other than shares of stock of the Buyer as reorganized or readjusted under any plan or securities of the Buyer or any other corporation, the payment of which is subordinated, at least to the extent provided herein with respect to this Note, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) so paid or distributed in respect thereof for principal, premium, if any, interest or other amounts due and owing under or in respect to this Note);

          (b) in the event this Note is declared due and payable before its expressed maturity because of the occurrence of an Event of Default (as hereinafter defined) (under circumstances when paragraph (a) above shall not be applicable) and such declaration shall not have been rescinded or annulled, the holders of Senior Debt outstanding at the time of such declaration shall be entitled to receive the principal of, premium, if any, and interest due on all Senior Debt and all other charges, fees and expenses constituting a part of the Senior Debt before the holder of this Note shall be entitled to receive any payment on account of the principal of, or interest due on, this Note or other amounts due and owing under or in respect to this Note;

          (c) upon any such dissolution, winding up, liquidation or reorganization or in connection with any such proceedings, or upon any such declaration, of the nature described in paragraph (a) or (b) above, any payment or distribution of assets of the Buyer of any

                                     III-2
     kind or character, whether in cash, property or securities (other than shares of stock or securities as aforesaid) to which the holder of this Note would be entitled, but for the provisions of this Note, shall be paid by the Buyer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Note if received by it, first to the holders of Senior Debt described in clauses (a) and (b) of the definition thereof (pro rata to each such holder on the basis of the principal amounts of Senior Debt held by such holder) or their representatives, and then to the holders of Senior Debt described in clauses (c) and (d) of the definition thereof (pro rata to each such holder on the basis of the principal amounts of Senior Debt held by such holder) or their representatives, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt; provided, however, that nothing herein contained shall restrict the holder of this Note, in the case of any declaration described in the foregoing paragraph (b), from exercising any remedies and receiving any payments if otherwise permitted by this Note with respect to current and overdue payments of interest on this Note as well as scheduled payments of principal on this Note (excluding non-mandatory payments of principal on this Note and any amounts of interest, premium, if any, and principal due and payable with respect to this Note solely by reason of such declaration);

          (d) the Senior Debt shall continue to be treated as Senior Debt and the provisions herein contained shall continue to govern the relative rights and priorities of the holders of the Senior Debt and the holder of this Note notwithstanding the fact that part or all of such Senior Debt or the liens or security interests securing payment thereof are subordinated, set aside, avoided or disallowed as a result of the fraudulent conveyance or fraudulent transfer provisions under the United States Bankruptcy Code or any successor statue or any similar state statute. If post-petition interest on the Senior Debt is disallowed (i) as a result of such fraudulent conveyance or fraudulent transfer provisions or (ii) as a result of a court determining that the Senior Debt was undersecured, then the term "Senior Debt" shall nonetheless be deemed to include post-petition interest on the Senior Debt at the applicable rate on such Senior Debt in the absence of a default with respect thereto, for a period of not longer than three (3) years;

          (e) the Buyer may not pay principal of, premium, if any, or interest on, or other amounts due and owing under or in respect of, this Note and may not repurchase,

                                     III-3
     redeem or otherwise retire this Note (collectively, "pay this Note" or the "payment of this Note") so long as (1) the Buyer shall be in default with respect to its obligation to make any payment with respect to the Senior Debt when due or (2) any default under the Credit Agreement between the Buyer and Heller Financial, Inc. dated as of this date (as amended, supplemented and modified from time to time, the "Heller Loan Agreement") (or under agreements pursuant to which Refinancing Debt (as hereafter defined) or other Senior Debt were issued, if applicable) shall have occurred and the maturity of the Senior Debt under the Heller Loan Agreement (or under agreements pursuant to which Refinancing Debt or other Senior Debt were issued, if applicable) shall have been accelerated in accordance with its terms unless, in either case, the default shall have been cured or waived, any such acceleration shall have been rescinded or such Senior Debt shall have been paid in full;

          (f) during the continuance of any default (other than a default or acceleration described in clause (1) or (2) of paragraph (e) above) with respect to any Senior Debt under the Heller Loan Agreement (or under agreements pursuant to which Refinancing Debt or other Senior Debt were issued, if applicable) pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Buyer may not pay this Note for a period commencing on the date of the receipt by the Buyer and the holder of this Note of written notice of such default from the Agent under the Heller Loan Agreement (or the appropriate party under the agreement pursuant to which Refinancing Debt was issued, if applicable, or if no Senior Debt is outstanding under clauses (a) or (b) of the definition thereof, from the holders of a majority of the Senior Debt outstanding under either of clauses (c) or (d) of the definition thereof) (the "Agent") specifying an election to effect a payment prohibition (a "Payment Notice") and ending 180 days following the date of receipt by such holder of such Payment Notice (a "Payment Bar Period" and collectively "Payment Bar Periods"). Notwithstanding the provisions described in the immediately preceding sentence, unless the maturity of the Senior Debt under the Heller Loan Agreement (or under agreements pursuant to which the Refinancing Debt or other Senior Debt were issued, if applicable) shall have been accelerated, the Buyer shall resume payments on this Note after the expiration of the Other Default Payment Bar Period. The Agent may not issue any subsequent Payment Notice with respect to the same default or with respect to other defaults existing at the time of issuance of the initial Payment Notice and then known to the Agent, unless such

                                     III-4
     default(s) have been cured or waived for a period of at least 30 consecutive days after the issuance of the initial Payment Notice and prior to the issuance of any subsequent Payment Notice with respect thereto. Furthermore, unless the maturity of the Senior Debt under the Heller Loan Agreement (or under agreements pursuant to which the Refinancing Debt or other Senior Debt were issued, if applicable) shall have been accelerated, the aggregate number of Payment Bar Days (as hereinafter defined) included in Payment Bar Periods commenced pursuant to this paragraph (f) shall not exceed 270 days during any period of 360 consecutive days; and if any Payment Bar Period would include a number of Payment Bar Days which, when added to the number of Payment Bar Days included in any prior Payment Bar Period or Periods, would result in the number of Payment Bar Days occurring during any period of 360 consecutive days being in excess of that permitted by the foregoing limitation, such Payment Bar Period shall be suspended following the last Payment Bar Day which is permitted to fall within such 360-day period by the foregoing limitation and no subsequent day shall constitute a Payment Bar Day until the first subsequent day which may be a Payment Bar Day without entailing a violation of the foregoing limitation, it being understood and agreed to that the intent of the foregoing provisions of this paragraph (f) is that during any consecutive 360-day period the holder of this Note shall have the right, if otherwise permitted under this Note, to receive payment of all amounts that are overdue and currently owing on an unaccelerated basis in respect of this Note. For the purposes hereof, the term "Payment Bar Days" shall mean those days included in any Payment Bar Period. Nothing herein contained shall prevent (a) the Buyer at any time, except during the pendency of any dissolution, winding up, liquidation, reorganization, proceedings or declaration described herein, or as described in paragraph (e) and this paragraph (f), from making payments at any time on account of the principal of, premium, if any, or interest on, this Note; (b) the application by the holder of this Note of any money received by it from the Buyer to the payment of or on account of the principal of, premium, if any, or interest on, this Note if, at the time of such application, the Buyer or the holder of this Note shall not have received notice prior to such payment that such payment was prohibited by the subordination provisions of this Note; or (c) the Buyer from incurring any obligation or liability to the holder of this Note so long as such obligation or liability is subordinated, to the extent and on the conditions contained in this Note, to the prior payment in full of the Senior Debt;

          (g) subject to the final payment in full in cash of all principal and premium, if any, and interest on all

                                     III-5

     Senior Debt and all other charges, fees and expensed constituting a part of the Senior Debt, the holder of this Note (equally and ratably with the holders of all other subordinated indebtedness which by its terms ranks on a parity with this Note and is entitled to like rights of subrogation) shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Buyer of any kind or character, whether in cash, property or securities, applicable to Senior Debt until the principal of, premium, if any, and interest on, this Note shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, securities or other property to which the holder of this Note would have been entitled except for these subordination provisions shall, as between the Buyer and its creditors other than the holders of Senior Debt, on the one hand, and the holder of this Note on the other, be deemed to be a payment by the Buyer to or on account of the Senior Debt, it being understood that the provisions herein are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of Senior Debt, on the other hand, and nothing herein contained is intended to or shall impair, as between the buyer and its creditors other than the holders of Senior Debt, on the one hand, and the holder of this Note, on the other, the obligation of the Buyer, which is unconditional and absolute, to pay to the holder of this Note the principal of, premium, if any, and interest on, this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Note and the creditors of the Buyer other than the holders of Senior Debt, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon any Event of Default, subject to the rights, if any, under this Note of the holders of Senior Debt in respect of assets of the Buyer of any kind or character, whether in cash, property or securities, received upon the exercise of any such remedy;

          (h) the holder of this Note by its acceptance hereof (a) irrevocably authorizes and empowers (but without imposing any obligation on) each holder of any Senior Debt described in clauses (a) and (b) of the definition thereof, or, if no such Senior Debt is outstanding, then each holder of Senior Debt described in clauses (c) and (d) of the definition thereof (for purposes of this paragraph, a "Senior Holder") at the time outstanding, and such Senior Holder's representatives, if the holder of this Note shall fail to do so prior to 30 days before the expiration of the time

                                     III-6
     to file any claims, to file and prove (but not to vote) all claims of the holder of this Note for payments or distributions in respect of this Note which are required to be paid or delivered to the Senior Holders as provided in paragraph (a) above, in the name of the holder of this Note or otherwise, as such Senior Holder or such Senior Holder's representatives may determine to be necessary or appropriate for the enforcement of the provisions of paragraph (a) above; and (b) agrees to execute and deliver to each Senior Holder, and such Senior Holder's representatives, all such further instruments confirming the authorization hereinabove set forth, and all such proofs of claim, assignments of claim and other instruments (but the holder of this Note shall not be required to give any Senior Holder a power of attorney), and to take such other action, as may be reasonably requested by such Senior Holder or such Senior Holder's representatives in order to enable such Senior Holder to enforce all claims of the holder of this Note upon or in respect of payments or distributions in respect of this Note. Any Senior Holder taking any action permitted by this paragraph shall give notice thereof to the holder of this Note. The holder of this Note by its acceptance hereof acknowledges and agrees that (a) each holder of Senior Debt (whether such Senior Debt is heretofore or hereafter existing) shall have acquired or will acquire such Senior Debt in reliance upon the covenants and provisions of this Note, and (b) the provisions of this Note may not be amended without the consent of the holders of two-thirds of each of: (i) the then outstanding principal amount of the Senior Debt under clauses (a) and (b) of the definition thereof, (ii) the then outstanding principal amount of the Senior Debt under clause (c) of the definition thereof and (iii) the then outstanding principal amount of the Senior Debt under clause (d) of the definition thereof;

          (i) no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Buyer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Buyer with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the preceding sentence, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the holder of this Note, without incurring responsibility to the holder of this Note and without impairing or releasing the subordination provided in this Note or the obligations of the holder of this Note to the holders of Senior Debt, do any one or more of the following: (a) change the manner,

                                     III-7
     place or terms of payment of, or renew or alter, any Senior Debt, or otherwise amend or supplement in any manner (other than to increase the principal amount of the Senior Debt described in clauses (a) and (b) of the definition thereof to an amount in excess of the Maximum Heller Amount (as hereinafter defined)), any Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Debt; (c) release any person liable in any manner for the collection of any Senior Debt; and (d) exercise or refrain from exercising any rights against the Buyer or any other person; and

          (j) upon any payment or distribution of assets of the Buyer referred to in this Note, the holder of this Note shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holder of this Note, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Buyer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Note.

For purposes of this Note, the term "Senior Debt" shall mean and include (a) all Obligations, as defined in the Heller Loan Agreement, the aggregate principal amount of which shall at no time exceed the sum of (i) $49,900,000 (less the amount, if any, by which the total Revolving Loan Commitment, as defined in the Heller Loan Agreement, is permanently reduced by the Company in accordance with the Heller Loan Agreement, and less the aggregate amount of principal payments made with respect to the Term Loan and the Bridge Loan, each as defined in the Heller Loan Agreement) outstanding at any time together with all other reasonable and customary fees and expenses payable pursuant to the Heller Loan Agreement, and (ii) $20,000,000 (the amounts set forth in the foregoing clauses
(i) and (ii) being referred to herein as the "Maximum Heller Amount"), and (b) renewals or extensions of such Obligations or refinancing in substitution for the Obligations (as defined in the Heller Loan Agreement) in an aggregate principal amount not to exceed, together with the Obligations then outstanding under the Heller Loan Agreement, the Maximum Heller Amount (the "Refinancing Debt"), (c) the Indebtedness (as defined in that

                                     III-8
certain Junior Subordinated Note Purchase Agreement by and among the Buyer, Norwest Equity Partners IV, Greylock Investments Limited Partnership, Greylock Limited Partnership and Heller Financial, Inc., dated ___________, 1990 (the "Junior Subordinated Note Purchase Agreement")), including accrued interest thereon, evidenced by the Senior Subordinated Notes (as defined in the Junior Subordinated Note Purchase Agreement) in the aggregate principal amount of $11,000,000.00 and all other Obligations (as defined in the Senior Subordinated Note Purchase Agreement by and among Buyer, Norwest Equity Partners IV, Greylock Investments Limited Partnership, Greylock Limited Partnership, Heller Financial, Inc. and certain instrumentalities of the State of Michigan, dated ____________,
1990), and (d) the indebtedness (including accrued interest thereon) evidenced by the Seller Subordinated Notes (as defined in the Junior Subordinated Note Purchase Agreement) in an aggregate principal amount of $____________. Copies of all agreements referred to in this Note are on file at the principal executive office of the Buyer and may be inspected during reasonable business hours by the holder of this Note.

     Each of the following shall constitute an Event of Default hereunder:

          (a) the Buyer shall default in the payment of any installment of principal on this Note when due and such non-payment is not because of legal or contractual restrictions on such payment; or

          (b) the Buyer shall default in the payment of any interest on this Note when due and such non-payment is not because of legal or contractual restrictions on such payment; or

          (c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Buyer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Buyer or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of ninety consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding which is not stayed; or

          (d) the Buyer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under

                                     III-9
     any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Buyer or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     The following are the consequences of an Event of Default:

          (i) Principal Defaults. If an Event of Default specified in paragraph (a) above shall occur and continue for thirty (30) days, the holder of this Note may, at its option, by notice in writing to the Buyer, declare the unpaid principal of this Note, together with interest accrued and unpaid thereon, to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable.

          (ii) Interest Defaults. If an Event of Default specified in paragraph (b) above shall occur and continue for sixty (60) days, the holder of this Note may, at its option, by notice in writing to the Buyer, declare the unpaid principal of this Note together with interest accrued and unpaid thereon, to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable.

          (iii) Bankruptcy. If an Event of Default specified in paragraph (c) or (d) above shall occur, the unpaid principal of this Note, together with interest accrued and unpaid thereon, shall be immediately due and payable.

     The rights and remedies of the holder of this Note upon the occurrence of an Event of Default set forth above are in addition to and not in derogation of any other rights such holder may have under applicable law and other agreements.

     This Note shall be governed by the laws of the State of Michigan, without giving effect to principles of conflicts of laws thereof.

     The Buyer and each endorser hereby waives presentment, demand, protest, notice of non-payment, dishonor and notice of dishonor.

     All notices hereunder shall be deemed to have been delivered and received, and to be effective for all purposes, when delivered personally to, and actually received by, the party entitled to such notice or upon deposit in an official depository of the United States Mail when sent by registered or certified mail, return receipt requested, sufficient

                                    III-10
postage affixed, to the following addresses (or such other addresses as the parties may hereafter designate in writing and give notice of as herein provided):

If to Seller:       ______________________________
                    ______________________________
                    ______________________________
                    ______________________________


If to Buyer:        ______________________________
                    ______________________________
                    ______________________________
                    ______________________________


                                        NUMATICS ACQUISITION CORPORATION


                                        By
                                          ----------------------------------

                                             Its
                                                ----------------------------


                                    III-11

                                 ATTACHMENT IV

                                REDEMPTION NOTE


$______________                                                ___________, 19__


     FOR VALUE RECEIVED, the undersigned, John H. Welker (the "Buyer"), hereby promises to pay to the order of _________________________________, (the
"Seller"), the principal sum of $____________ in three (3) consecutive equal annual installments of $___________ each, commencing on that date which is the third anniversary of the date of this Note and continuing thereafter on each anniversary of the date of this Note through and including the date which is the fifth anniversary of the date of this Note at which time all remaining principal and accrued interest thereon shall be due and payable in full. Interest shall accrue on the unpaid principal balance hereof from the date hereof at the rate per annum equal to the Applicable Federal Rate (hereinafter defined) (computed on the basis of a 360-day year, 30-day month) and shall be payable annually on ________________ of each year, commencing _______________, 19__ and continuing until payment in full of the principal hereof.

     "Applicable Federal Rate" means the lowest per annum interest rate allowed under Section 1274(d) of the Internal Revenue Code of 1986, as amended, as determined for a month in which an interest payment hereunder shall be due and payable.

     This Note is prepayable in whole or in part, at any time and from time to time, at the option of the Buyer, without premium. Any optional prepayment shall be applied first to accrued and unpaid interest and then to installments of principal in such order as the Buyer may elect.

     Each of the following shall constitute an Event of Default hereunder:

          (a) the Buyer shall default in the payment of any installment of principal on this Note when due; or

          (b) the Buyer shall default in the payment of any interest on this Note when due; or

          (c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Buyer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Buyer or for any substantial part of his property, or for the winding-up or liquidation of his affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of ninety (90) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding which is not stayed; or

          (d) the Buyer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Buyer or for any substantial part of his property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay his debts as they become due.

     The following are the consequences of an Event of Default:

          (i) Principal Defaults. If an Event of Default specified in paragraph (a) above shall occur and continue for thirty (30) days, the holder of this Note may, at its option, by notice in writing to the Buyer, declare the unpaid principal of this Note, together with interest accrued and unpaid thereon, to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable.

          (ii) Interest Defaults. If an Event of Default specified in paragraph (b) above shall occur and continue for sixty (60) days, the holder of this Note may, at its option, by notice in writing to the Buyer, declare the unpaid principal of this Note together with interest accrued and unpaid thereon, to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable.

          (iii) Bankruptcy. If an Event of Default specified in paragraph (c) or (d) above shall occur, the unpaid principal of this Note, together with interest accrued and unpaid thereon, shall be immediately due and payable.

     The rights and remedies of the holder of this Note upon the occurrence of an Event of Default set forth above are in addition to and not in derogation of any other rights such Seller may have under applicable law and other agreements.

     This Note shall be governed by the laws of the State of Michigan, without giving effect to principles of conflicts of laws thereof.

     The Buyer and each endorser hereby waives presentment, demand, protest, notice of non-payment, dishonor and notice of dishonor.

     All notices hereunder shall be deemed to have been delivered and received, and to be effective for all purposes, when delivered personally to, and actually received by, the party entitled to such notice or upon deposit in an official depository of the United States Mail when sent by registered or certified mail, return receipt requested, sufficient postage affixed, to the following addresses (or such other addresses as the parties may hereafter designate in writing and give notice of as herein provided):

If to Seller:       ______________________________
                    ______________________________
                    ______________________________
                    ______________________________


If to Buyer:        ______________________________
                    ______________________________
                    ______________________________
                    ______________________________



                                        ------------------------------
                                        John H. Welker

                   Attachment V to Stock Transfer Agreement
                   ----------------------------------------

                               OPTION AGREEMENT
                               ----------------

     THIS OPTION AGREEMENT, made and entered into as of this _____ day of ___________, _____, by and between NUMATICS ACQUISITION CORPORATION, a Michigan corporation (the "Company"), and ______________________, individually.

                                  WITNESSETH:
                                  -----------

     WHEREAS, a Stock Transfer Agreement has been executed and delivered as of November ___, 1990 by and between the Company; Northwest Equity Partners IV; Greylock Investments Limited Partnership; Greylock Limited Partnership; State Treasurer of the State of Michigan, Custodian of Public School Employees' Retirement System; State Employees' Retirement System; Michigan State Police Retirement System; Judges' Retirement System; Probate Judges' Retirement System; Heller Financial, Inc.; John E. Acuff; William L. Behan; Roy A. Clark; David K. Dodds; Henry Fleischer; Donald E. McGeachy; Robert P. Robeson; and John H. Welker (the "Stock Transfer Agreement"); and

     WHEREAS, pursuant to the terms of the Stock Transfer Agreement, in the event that any shares of Class A Stock or Class C Stock of the Company which are owned of record by any Management Shareholder (this and other capitalized terms not otherwise defined herein having the respective meanings set forth in the Stock Transfer Agreement) other than Welker, are purchased and redeemed by the Company pursuant to Section 2.3, 2.4 or 2.6 thereof, the Company has agreed to grant to the Chief Executive Officer of the Company, or such present or prospective officers or employees as may be specified in writing by him, an option to purchase the number of authorized but unissued shares of Class A Stock or Class C Stock of the Company so purchased or redeemed by the Company;

     WHEREAS, this Agreement is being executed and delivered by the Company pursuant to Section 2.5 of the Stock Transfer Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual undertakings and promises herein contained, and other good and valuable consideration the receipt and adequacy is hereby acknowledged, the parties hereto agree as follows:

     1. On the date hereof, the Company hereby gives and grants to Optionee (as defined in Section 4 hereof), on the terms and conditions hereinafter set forth and in accordance with the provisions of the Stock Transfer Agreement, an irrevocable option (the "Option") to purchase _____ authorized but unissued shares of Class __ Stock of the Company, subject to adjustment as set forth in
Section 7 below, at an exercise
price of $_________ per share, subject to Adjustment as set forth in Section 7 below.

     2. Subject to the other provisions hereof, Optionee may exercise all or any part of the Option at any time and from time to time by giving notice of exercise to the Chief Executive Officer of the Company. Each exercise of the Option shall be effective upon the actual receipt of such notice by the Chief Executive Officer of the Company. Optionee shall not be entitled to any rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of the Option, nor shall any other person entitled to exercise the Option be entitled to such rights and privileges, unless and until certificates representing the shares as to which the Option shall have been exercised shall have been issued and delivered. Forthwith, upon receipt of such notice of exercise, the Company shall cause the necessary certificates to be prepared and shall promptly thereafter notify Optionee that such certificates are available for delivery and shall, within seven days after the receipt of the notice of exercise from Optionee, make such certificates available at the office of the Company. Optionee, within five days after the delivery of notice to him of the availability of the certificates, shall take up and pay in cash the purchase price of the shares of Class A Stock or Class C Stock as to which he shall have exercised the Option and the Company will cause the certificates to be delivered against the receipt of the purchase price therefor.

     3. */ [The Option granted hereunder may be transferred or assigned to any present or prospective officer or employee of the Company, provided that any such employee or officer who is not a Management Shareholder (as defined below) first does all of the following: (i) executes and delivers to the Company a Supplement to the Stock Transfer Agreement in substantially the form of Attachment II thereto, appropriately completed, (ii) executes and delivers a supplement to the Voting Agreement dated as of November __, 1990 (the "Voting Agreement") among the Company and the Management Shareholders and a proxy as described in Section 4.11 of the Voting Agreement, and (iii) executes and delivers the written agreement contemplated in Section 3.3 of the Common Stock Co-Sale and Shareholder Agreement dated as of November

____________________

     */ Paragraph to be inserted only into Option Agreement delivered to Chief Executive Officer of the Company. __, 1990 among the Company and certain shareholders (the "Co-Sale Agreement") and (iv) executes and delivers a written agreement to be bound by the Put and Call Agreement (as defined in the Stock Transfer Agreement).] **/[The Option shall not be transferable by Optionee.]

     4. The Option may only be exercised by Optionee. For the purpose of this Agreement, "Optionee" shall mean and include, the person identified on page 1 hereof, and the heirs, successors and assigns permitted under the Stock Transfer Agreement, the trustee of any trust for the benefit of such person, the executor or administrator of the estate of any such person, or any personal representative, conservator, executor, successor, trustee of such person, or any other person charged with the custody, administration or deposition of the assets of such person, all of whom by succession the right in the Option shall become bound by the terms of this Agreement and the Stock Transfer Agreement.

     5. The Option may be exercised at any time and from time to time by Option, in whole or in part, until such time as the Company or any other party to the Stock Transfer Agreement shall have exercised any rights under Sections
2.3 or 2.4 of the Stock Transfer Agreement concerning the Option. The provisions of Sections 2.3 and 2.4 of the Stock Transfer Agreement shall apply to the Option to the extent not exercised at the time of the occurrence of the event giving rise to the redemption and/or buy-sell rights set forth therein as if the Option had been previously exercised except the per share redemption or purchase price determined in accordance with such provisions shall be redeemed by an amount equal to the per share option exercise price of the Option.

     6. In the event of the proposed dissolution of liquidation of the Company or in the event of a proposed sale of substantially all of the assets of the Company or in the event of a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company or any other Sale Transaction pursuant to the Co-Sale Agreement (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"):


____________________

     **/ Paragraph to be inserted in Option Agreement delivered to any person other than Chief Executive Officer of the Company.

          (a) if the Event is a merger or consolidation or statutory share exchange, the Board, unless it shall make a declaration pursuant to paragraph 6(b), shall make appropriate provision for the protection of the Option (if the Board determines that such provision is reasonably necessary for the protection of the Option) by the substitution of option(s) and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, to be issuable upon the exercise of options in lieu of options and capital stock of the Company; or

          (b) the Board of Directors of the Company may, but shall not be obligated to, at least 30 days prior to the occurrence of an Event, declare, and provide written notice to each Optionee of the declaration, that the Option shall be cancelled at the time of, or immediately prior to the occurrence of, an Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the Optionee at the time of the Event, of cash equal to the amount (if any), for each share covered by the cancelled option, by which the Fair Market Value (as hereinafter defined in this paragraph 6(b)) per share exceeds the exercise price per share covered by the Option. In the event of a declaration pursuant to this paragraph 6(b), the Option shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, subject to the payment obligations of the Company provided in this paragraph 6(b). For purposes of this paragraph, "Fair Market Value" per share shall mean the cash plus the fair market value, as determined in good faith by the Board of Directors of the Company, of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the Event.

          The Board of Directors of the Company shall not be obligated to take any action pursuant to paragraph 6(a) or 6(b) prior to, at the time of, or after an Event unless the Event is a merger, consolidation or statutory share exchange and the Board determines that such provision is reasonably necessary for the protection of the options.

     7. In the event that, prior to the delivery by the Company of shares of Class A Stock or Class C Stock in respect of which the Option has been granted, a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company shall take place, the Board of Directors of the Company shall make such equitable adjustment in the number and kind of shares and option price therefor covered by the Option as it shall deem appropriate.

     8. Optionee represents and warrants that any and all shares of Class A Stock or Class C Stock of the Company purchased upon any and all exercises of the Option shall be acquired for investment and not with a view to or for sale in connection with any distribution thereof. Optionee understands and agrees that the shares of Class A Stock or Class C Stock to be purchased upon exercise of the Option will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws and that such shares may not be transferred or resold without (a) such registration under the Securities Act and any applicable state securities laws or (b) any exemption from the requirements thereof. Each notice of exercise of the Option shall be deemed to constitute a representation by Optionee that the shares of Class A Stock or Class C Stock with respect to which the Option is being exercised will be acquired in good faith for investment and not with a view to or for sale in connection with any distribution thereof and an agreement that such shares will not be transferred or resold without registration under the Securities Act and any applicable state securities laws or exemption therefrom. There shall be furnished with each notice of exercise of the Option such documents as the Company in its discretion may deem necessary to insure compliance with the applicable rules and regulations of any governmental authority having jurisdiction over the issuance and exercise of the Option or the issuance of shares pursuant to any exercise thereof. In addition to any other legends deemed appropriate by the Company, certificates delivered to evidence shares purchased pursuant to this Agreement shall contain legends substantially to the effect set forth on Exhibit 1 hereto:

     9. This Option Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan.

     10. In the event that any provision hereof shall be determined to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining valid and enforceable provisions hereof, which shall be construed as if such invalid or unenforceable provisions had not been included in this Option Agreement.

     11. This Option Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its officers thereunto duly authorized, and Optionee executed this Option Agreement, all as of the day and year first above written.

                                        NUMATICS ACQUISITION CORPORATION


                                        By
                                          -------------------------------

                                        Its -----------------------


                                        ---------------------------------
                                        [Optionee]

                      EXHIBIT 1 TO STOCK OPTION AGREEMENT

                                    LEGENDS


THE COMPANY WILL FURNISH TO A SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF EACH SERIES SO FAR AS THE SAME HAVE BEEN PRESCRIBED AND THE AUTHORITY OF THE BOARD TO DESIGNATE AND PRESCRIBE THE RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF OTHER SERIES.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY AND TO CERTAIN VOTING AGREEMENTS AS GRANTED AND PROVIDED IN A CERTAIN VOTING AGREEMENT (THE "VOTING AGREEMENT") DATED AS OF NOVEMBER _____, 1990, BY AND BETWEEN THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. THE VOTING AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT (i) THE SHARES REPRESENTED BY THIS CERTIFICATE WILL BE VOTED IN SUCH MANNER AS MAY BE DIRECTED BY JOHN H. WELKER, AND (ii) THE VOTING AGREEMENTS SET FORTH IN THE VOTING AGREEMENT WILL CONTINUE TO APPLY TO TRANSFEREES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND ENCUMBRANCE AND RIGHTS OF FIRST REFUSAL AND OFFER AS GRANTED AND PROVIDED IN A CERTAIN STOCK TRANSFER AGREEMENT DATED AS OF NOVEMBER __, 1990, BY AND BETWEEN THE COMPANY AND HOLDERS OF CERTAIN SECURITIES OF THE COMPANY.

THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY TRANSFER THEREOF ARE SUBJECT TO THE TERMS OF A CERTAIN COMMON STOCK CO-SALE AND SHAREHOLDER AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND CERTAIN SHAREHOLDERS DATED AS OF NOVEMBER ___, 1990 (INCLUDING CERTAIN VOTING AGREEMENTS UPON THE OCCURRENCE AT CERTAIN EVENTS SPECIFIED THEREIN).

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN PUT AND CALL AGREEMENT AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY, DATED AS OF NOVEMBER __, 1990.

THESE LEGENDS PROVIDE ONLY SUMMARY INFORMATION REGARDING THE AGREEMENTS REFERRED TO, WHICH SUMMARIES ARE EQUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AGREEMENTS. COPIES OF THE FOREGOING DOCUMENTS ARE ON FILE WITH THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.














Bracketed language shall be included only if Seller is John H. Welker, his heirs or legal representatives.Paragraph to be inserted only into Option Agreement delivered to Chief Executive Officer of the Company.Paragraph to be inserted in Option Agreement delivered to any person other than Chief Executive Officer of the Company.

                                      -2-